Exhibit 99.1
Neurocrine Biosciences Reports Third Quarter 2025 Financial Results
Achieved Total Net Product Sales of $790 Million Representing 28% Year-Over-Year Growth
INGREZZA® (valbenazine) Third-Quarter 2025 Net Product Sales of $687 Million Representing 12% Year-Over-Year Growth
CRENESSITY® (crinecerfont) Third-Quarter 2025 Net Product Sales of $98 Million
with 540 Total New Patient Enrollment Start Forms
SAN DIEGO, Oct. 28, 2025 – Neurocrine Biosciences, Inc. (Nasdaq: NBIX) today announced its financial results for the third quarter ended September 30, 2025.
“Neurocrine’s third quarter commercial results highlight the meaningful impact that INGREZZA and CRENESSITY are having on patients’ lives. INGREZZA achieved another record quarter in new patient starts and total prescriptions, further demonstrating continued unmet need within the tardive dyskinesia and Huntington’s chorea market. CRENESSITY’s strong launch reflects its status as a first-in-class therapy that is changing standard of care treatment for patients with classic congenital adrenal hyperplasia,” said Kyle W. Gano, Ph.D., Chief Executive Officer of Neurocrine Biosciences. “With registration-enabling clinical trials enrolling for osavampator in major depressive disorder and direclidine in schizophrenia, Neurocrine Biosciences is well positioned to lead the next wave of innovation in neuroscience, advancing transformative therapies that meaningfully improve the lives of patients.”
Net Product Sales Highlights
•Total net product sales for the third-quarter 2025 were $790 million, reflecting 16% sequential growth over the second quarter of 2025 and 28% growth year-over-year.
•INGREZZA net product sales for the third-quarter 2025 were $687 million, reflecting 10% sequential growth over the second quarter of 2025 and 12% growth year-over-year. Double-digit volume growth was driven by strong patient demand, including record quarterly new and total prescriptions.
•CRENESSITY net product sales for the third-quarter 2025 were $98 million and included 540 total new patient enrollment start forms reflecting strong patient demand with 80% reimbursement coverage for dispensed scripts.
•CRENESSITY net product sales through the first nine months of 2025 were $166 million and included 1,617 total new patient enrollment forms.
Recent Clinical and Corporate Developments
•Initiated second Phase 3 registrational clinical trial for direclidine, an oral muscarinic M4 selective orthosteric agonist, as a potential treatment for adults with schizophrenia.
•Presented new data from the Phase 2 SAVITRI™ study, which showed statistically significant and clinically meaningful improvement in depression severity at Day 28 and Day 56 with once-daily oral administration of 1 mg osavampator. In recognition of the data presentation, the Company was honored with the 2025 Poster Award at the 38th annual Psych Congress in San Diego.

•Presented new data from a post-hoc analysis of the Phase 4 KINECT-PRO™ open-label study confirming that robust rates of symptomatic remission of tardive dyskinesia were achieved with once-daily INGREZZA capsules. The analysis also showed sustained improvements in patient-reported outcomes among participants who achieved symptomatic remission.
•Presented new data from the open-label KINECT®-HD2 study demonstrating an established long-term safety profile, tolerability and sustained improvements in chorea severity through three years of treatment with once-daily INGREZZA capsules in adults with Huntington's disease.
•Announced the appointment of Mike Sibley as Senior Vice President and General Manager of the company's Neuropsychiatry franchise. Mr. Sibley, a proven leader with more than 20 years of commercial experience in the biopharmaceutical industry, will be responsible for developing and executing the sales and marketing strategy for Neurocrine's neuropsychiatry products, including the INGREZZA franchise.
•Announced planned expansion of the INGREZZA and CRENESSITY sales teams to maximize commercial momentum. Expansion to be completed by the end of the first quarter of 2026.
•Company to host R&D Day in San Diego on December 16, 2025.
Third Quarter 2025 Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited, in millions, except per share data)	2025	2024	2025	2024
Revenues:
INGREZZA Net Product Sales	$686.6	$612.9	$1,856.2	$1,698.4
CRENESSITY Net Product Sales	98.1	—	165.8	—
Other Revenues	10.2	9.2	33.0	29.2
Total Revenues	$794.9	$622.1	$2,055.0	$1,727.6

GAAP Research and Development (R&D)	$250.0	$195.0	$757.5	$545.5
Non-GAAP R&D	$228.0	$180.2	$690.9	$497.9

GAAP Selling, General, and Administrative (SG&A)	$291.6	$234.3	$854.4	$719.4
Non-GAAP SG&A	$259.4	$204.6	$759.3	$620.9

GAAP Net Income	$209.5	$129.8	$324.9	$238.2
GAAP Earnings Per Share – Diluted	$2.04	$1.24	$3.19	$2.29

Non-GAAP Net Income	$222.1	$189.2	$459.9	$482.9
Non-GAAP Earnings Per Share – Diluted	$2.17	$1.81	$4.51	$4.64

(unaudited, in millions)			September 30, 2025	December 31, 2024
Total Cash, Cash Equivalents, and Marketable Securities			$2,113.3	$1,815.6

•Differences in third quarter 2025 GAAP and Non-GAAP operating expenses compared with third quarter 2024 were driven by:
◦Increased R&D expense in support of an expanded and advancing pre-clinical and clinical portfolio including investments in osavampator phase 3 program in major depressive disorder (MDD) and muscarinic franchise, including the direclidine phase 3 program as a potential treatment for adults with schizophrenia.
◦Increased SG&A expense including incremental investment in CRENESSITY related headcount and launch activities and continued investment in INGREZZA, including the expansion of the psychiatry and long-term care sales teams in September 2024.
•Third quarter 2025 GAAP net income and earnings per share were $210 million and $2.04, respectively, compared with $130 million and $1.24, respectively, for third quarter 2024.
•Third quarter 2025 Non-GAAP net income and earnings per share were $222 million and $2.17, respectively, compared with $189 million and $1.81, respectively, for third quarter 2024.
•Differences in third quarter 2025 GAAP and Non-GAAP net income compared with third quarter 2024 were primarily driven by:
◦Higher net product sales of $173 million
◦Increased operating expenses in support of expanding and advancing R&D portfolio, incremental investment in CRENESSITY launch activities, and continued investment in INGREZZA, including the expansion of the psychiatry and long-term care sales teams in September 2024
◦Third quarter 2025 includes $1 million expense for development milestones achieved under collaborations, compared with $39 million for third quarter 2024
◦Third quarter 2025 includes $31 million gain from changes in fair values of equity investments, compared with a loss of $17 million for third quarter 2024 (Non-GAAP adjustment)
•At September 30, 2025, the Company had cash, cash equivalents, and marketable securities totaling approximately $2.1 billion.
A reconciliation of GAAP to Non-GAAP financial results can be found in Table 3 and Table 4 at the end of this news release.

Reaffirmed Full Year 2025 INGREZZA Guidance and Updated Financial Guidance

	Range
(in millions)	Low	High
INGREZZA Net Product Sales [1]	$2,500	$2,550

GAAP R&D Expense [2]	$1,000	$1,020
Non-GAAP R&D Expense [2,3]	$910	$930

GAAP SG&A Expense [4]	$1,140	$1,160
Non-GAAP SG&A Expense [3,4]	$1,010	$1,030
1.INGREZZA sales guidance reflects expected net product sales of INGREZZA in tardive dyskinesia and chorea associated with Huntington’s disease.
2.R&D guidance reflects the continued advancement of the Company’s pre-clinical and clinical portfolio including the initiation of Phase 3 programs for osavampator in MDD and direclidine in schizophrenia. R&D guidance includes $62 million of expense for development milestones primarily in connection with collaborations with Takeda and Nxera that were achieved or deemed probable to achieve. Acquired in-process research and development expense is included in guidance once significant collaboration and licensing arrangements have been completed.
3.Non-GAAP guidance adjusted to exclude estimated non-cash stock-based compensation expense of approximately $90 million in R&D and $125 million in SG&A and vacated legacy campus facility costs. Non-cash stock-based compensation expense for performance-based equity awards is included in guidance once the predefined performance-based criteria for vesting is achieved or deemed probable to achieve.
4.SG&A guidance range reflects expense for ongoing commercial initiatives supporting INGREZZA growth and the launch of CRENESSITY.
Conference Call and Webcast Today at 4:30 PM Eastern Time
Neurocrine Biosciences will hold a live conference call and webcast today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants can access the live conference call by dialing 800-274-8461 (US) or 203-518-9814 (International) using the conference ID: NBIX. The webcast and accompanying slides can also be accessed at approximately 4:30 p.m. Eastern Time on Neurocrine Biosciences’ website under Investors at www.neurocrine.com. A replay of the webcast will be available on the website approximately one hour after the conclusion of the event and will be archived for approximately one month.

About Neurocrine Biosciences
Neurocrine Biosciences is a neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering and developing life-changing treatments for patients with under-addressed neuropsychiatric, neurological, and neuroendocrine disorders. The company’s diverse portfolio includes U.S. FDA-approved treatments for tardive dyskinesia, chorea associated with Huntington’s disease, classic congenital adrenal hyperplasia, endometriosis* and uterine fibroids*, as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X and Facebook. (*in collaboration with AbbVie)
NEUROCRINE, the NEUROCRINE BIOSCIENCES Logo, YOU DESERVE BRAVE SCIENCE, INGREZZA, and CRENESSITY are registered trademarks of Neurocrine Biosciences, Inc.
Non-GAAP Financial Measures
In addition to the financial results and financial guidance that are provided in accordance with accounting principles generally accepted in the United States (GAAP), this press release also contains the following Non-GAAP financial measures: Non-GAAP R&D expense, Non-GAAP SG&A expense, and Non-GAAP net income and net income per share. When preparing the Non-GAAP financial results and guidance, the Company excludes certain GAAP items that management does not consider to be normal, including recurring cash operating expenses that might not meet the definition of unusual or non-recurring items. In particular, these Non-GAAP financial measures exclude: non-cash stock-based compensation expense, charges associated with convertible senior notes, vacated legacy campus facility costs, net of sublease income, non-cash amortization expense related to acquired intangible assets, changes in fair value of equity investments, changes in foreign currency exchange rates and certain adjustments to income tax expense. These Non-GAAP financial measures are provided as a complement to results provided in accordance with GAAP as management believes these Non-GAAP financial measures help indicate underlying trends in the Company's business, are important in comparing current results with prior period results and provide additional information regarding the Company's financial position. Management also uses these Non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the Company's business and evaluate its performance. The Company provides guidance regarding combined R&D and SG&A expenses on both a GAAP and a Non-GAAP basis. A reconciliation of these GAAP financial results to Non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to: the benefits to be derived from our products and product candidates; the value our products and/or our product candidates may bring to patients; the continued success of INGREZZA; successfully launching CRENESSITY; our financial and operating performance, including our future revenues, expenses, or profits; our collaborative partnerships; expected future clinical and regulatory milestones; and the timing of the initiation and/or completion of our clinical, regulatory, and other development activities and those of our collaboration partners. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements, include but are not limited to the following: risks and uncertainties associated with Neurocrine Biosciences’ business and finances in general; risks and uncertainties associated with the commercialization of INGREZZA and CRENESSITY; risks related to the development of our product candidates; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with government and third-party regulatory and/or policy efforts which may, among other things, impose sales and pharmaceutical pricing controls on our products or limit coverage and/or reimbursement for our products; risks associated with competition from other therapies or products, including potential generic entrants for our products; and other risks described in our periodic reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Neurocrine Biosciences disclaims any obligation to update the statements contained in this press release after the date hereof other than as required by law.
###
Contact: Neurocrine Biosciences, Inc.
Tony Jewell (Media)
858-617-7578
media@neurocrine.com
Todd Tushla (Investors)
858-617-7143
ir@neurocrine.com

TABLE 1
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
Revenues:
Net product sales	$789.9	$616.6	$2,035.6	$1,709.4
Collaboration revenue	5.0	5.5	19.4	18.2
Total revenues	794.9	622.1	2,055.0	1,727.6
Operating expenses:
Cost of revenues	14.0	8.0	34.5	24.7
Research and development	250.0	195.0	757.5	545.5
Acquired in-process research and development	0.3	1.0	0.4	9.5
Selling, general, and administrative	291.6	234.3	854.4	719.4
Total operating expenses	555.9	438.3	1,646.8	1,299.1
Operating income	239.0	183.8	408.2	428.5
Other income (expense):
Unrealized gain (loss) on equity investments	30.6	(16.9)	(6.7)	(35.2)
Charges associated with convertible senior notes	—	—	—	(138.4)
Investment income and other, net	22.2	23.4	64.5	68.5
Total other income (expense), net	52.8	6.5	57.8	(105.1)
Income before provision for income taxes	291.8	190.3	466.0	323.4
Provision for income taxes	82.3	60.5	141.1	85.2
Net income	$209.5	$129.8	$324.9	$238.2

Earnings per share, basic	$2.11	$1.28	$3.27	$2.37
Earnings per share, diluted	$2.04	$1.24	$3.19	$2.29

Weighted average common shares outstanding, basic	99.4	101.1	99.3	100.6
Weighted average common shares outstanding, diluted	102.5	104.3	102.0	104.0

TABLE 2
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	September 30, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$1,114.8	$1,076.1
Other current assets	1,043.6	648.6
Total current assets	2,158.4	1,724.7
Deferred tax assets	368.5	485.7
Marketable securities	998.5	739.5
Right-of-use assets	468.9	509.4
Equity investments	118.1	124.8
Property and equipment, net	97.3	82.6
Intangible assets, net	35.7	36.5
Other noncurrent assets	20.3	15.5
Total assets	$4,265.7	$3,718.7

Current liabilities	$638.0	$507.7
Noncurrent operating lease liabilities	428.4	455.1
Other noncurrent liabilities	195.7	166.2
Stockholders’ equity	3,003.6	2,589.7
Total liabilities and stockholders’ equity	$4,265.7	$3,718.7

TABLE 3
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
GAAP net income [1]	$209.5	$129.8	$324.9	$238.2
Adjustments:
Stock-based compensation expense - R&D	22.0	14.8	66.6	47.6
Stock-based compensation expense - SG&A	31.7	26.7	92.7	81.5
Charges associated with convertible senior notes [2]	—	—	—	138.4
Vacated legacy campus facility costs, net of sublease income [3]	0.5	3.0	2.4	17.0
Non-cash amortization related to acquired intangible assets	1.0	0.9	3.0	2.7
Changes in fair values of equity investments [4]	(30.6)	16.9	6.7	35.2
Other	0.3	—	0.7	0.3
Income tax effect related to reconciling items [5]	(12.3)	(2.9)	(37.1)	(78.0)
Non-GAAP net income [1]	$222.1	$189.2	$459.9	$482.9

Diluted earnings per share:
GAAP	$2.04	$1.24	$3.19	$2.29
Non-GAAP	$2.17	$1.81	$4.51	$4.64
1. Includes the following expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Milestones (R&D)	$1.0	$38.8	$61.5	$71.4
Acquired in-process research and development (IPR&D)	$0.3	$1.0	$0.4	$9.5
2. Reflects charges associated with the settlement of convertible senior notes conversions.
3. Reflects impairment charges and other costs associated with our vacated legacy campus facilities, net of sublease income, as we transition to occupy our new campus facility.
4. Reflects periodic fluctuations in the fair values of equity investments.
5. Estimated income tax effect of Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration any valuation allowance and adjustments to exclude tax benefits or expenses relating to charges associated with convertible senior notes and non-cash stock-based compensation.

TABLE 4
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
GAAP cost of revenues	$14.0	$8.0	$34.5	$24.7
Adjustments:
Non-cash amortization related to acquired intangible assets	1.0	0.9	3.0	2.7
Non-GAAP cost of revenues	$13.0	$7.1	$31.5	$22.0

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
GAAP R&D	$250.0	$195.0	$757.5	$545.5
Adjustments:
Stock-based compensation expense	22.0	14.8	66.6	47.6
Non-GAAP R&D	$228.0	$180.2	$690.9	$497.9

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
GAAP SG&A	$291.6	$234.3	$854.4	$719.4
Adjustments:
Stock-based compensation expense	31.7	26.7	92.7	81.5
Vacated legacy campus facility costs, net of sublease income	0.5	3.0	2.4	17.0
Non-GAAP SG&A	$259.4	$204.6	$759.3	$620.9

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
GAAP other income (expense), net	$52.8	$6.5	$57.8	$(105.1)
Adjustments:
Charges associated with convertible senior notes	—	—	—	138.4
Changes in fair values of equity investments	(30.6)	16.9	6.7	35.2
Other	0.3	—	0.7	0.3
Non-GAAP other income, net	$22.5	$23.4	$65.2	$68.8